Calculation of Filing Fee Tables

N-2

(Form Type)

Cross Shore Discovery Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	X	X	X	X	X	X	X	X
Fees Previously Paid	X	X	X	X	X	X		X
Carry Forward Securities
Carry Forward Securities	Shares of Beneficial Interest	Institutional	457(p)	274,779.709	$80.63 (1)	$22,155,487.94 (2)	0.0000927		N-2	333-231440	6/28/2019	$3,428.91
Total Offering Amounts						$22,155,487.94 (2)		$2,053.81
Total Fees Previously Paid								$2,053.81
Total Fee Offsets								$(2,053.81)
Net Fee Due								$0.00

(1)	Shares will be offered at net asset value. The net asset value per share of Institutional Shares as of March 31, 2022 was $80.63.
(2)	Values are estimated for the purpose of calculating filing fees.
(3)	The amount of the filing fee calculated in accordance with the Exchange Act equals $92.70 for each $1,000,000 of value. The filing fee was calculated in accordance with Rule 0-11 under the Exchange Act.

Table 2: Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offing Amount Associated with Fee Offset Claimed	Fee paid with fee offset source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		X	X	X		X
Fee Offset Sources	X	X	X		X						X
Rule 457(p)
Fee Offset Claims	Cross Shore Discovery Fund	N-2	To be assigned.	6/8/2022		$2,053.81	Shares of Beneficial Interest	Institutional	274,779.709	$22,155,487.94 (2)
Fee Offset Sources	Cross Shore Discovery Fund	N-2	333-231440		5/13/2019						$3,428.91